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                                   EXHIBIT 99.2

                               PYRAMID OIL COMPANY
                          COMPENSATION COMMITTEE CHARTER


                                     PURPOSE

The purposes of the Compensation Committee (the "Committee") of the board of directors (the "Board") of Pyramid Oil Company (the "Corporation") are:

     To discharge the Board's responsibilities relating to compensation of the Corporation's directors and executive officers, including approving individual executive officer compensation;

     To review and recommend to the Board compensation plans, policies and benefit programs for employees generally; and

     To prepare the report on executive compensation required to be included in the Corporation's annual proxy statement.


                          COMPOSITION AND TERM OF OFFICE

     The Committee will consist of not fewer than two members each of whom shall be a director who satisfies the independence requirements of the Securities and Exchange Commission, as interpreted by the Board in its business judgment.

     One member shall serve as Chairman of the Committee. The members of the Committee shall serve one-year terms, and shall be appointed by the Board annually on the day of the Annual Meeting of Stockholders or on such other date as the Board shall determine. Members of the Committee may be removed or replaced by the Board.


                     COMMITTEE MEETINGS - OPERATING PRINCIPLES

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, at least two times each year.

     Meetings of the Committee may be called as needed by the Chairman of the Committee.

     The Chairman will preside, when present, at all meetings of the Committee. The Committee may meet by telephone and may take action by written consent.





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     The Committee shall have the sole right to retain and terminate compensation consultants to assist in the evaluation of director, CEO or executive officer compensation, including the sole authority to approve the consultant's fees and other retention terms.

     The Committee shall have the authority to obtain advice and assistance from any officer or employee of the Corporation or from any outside legal expert or other advisor.

     The Committee may request that members of management or outside consultants and advisors of the Committee, be present to assist the Committee in performing its duties.

     Minutes of each meeting will be kept and distributed to the entire
Committee.

     The Committee may form, and where legally permissible may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible, the Committee may also delegate authority to committees consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.


             COMPENSATION/EMPLOYEE BENEFITS RESPONSIBILITIES

The Committee shall perform the following functions:

     Provide oversight and guidance for compensation and benefit philosophy for all employees of the Corporation.

     Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and have the sole authority to determine the CEO's compensation level based on this evaluation.

     Review and approve other significant terms of employment for the CEO.

     Review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

     Review and make recommendations to the Board on matters concerning the directors' annual retainer, as well as any other compensation programs relating to the Board.

     Prepare the report on executive compensation for inclusion in the Corporation's proxy statement in accordance with applicable rules and regulations.

     Exercise any fiduciary, administrative or other function assigned to the Committee under any of the Corporation's health, benefit or welfare plans.

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                         OTHER RESPONSIBILITIES

     Following each Committee meeting, report at the next meeting of the full Board all significant items discussed at the Committee meeting.

     Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     Conduct an annual performance evaluation of the Committee.

     Take such further actions or provide such further advice as the full Board may from time to time delegate to the Committee.